Exhibit 99.5

EXECUTION VERSION

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of July 3, 2019

between

MORGAN STANLEY BANK, N.A.,
(Note A-1 Holder)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
(Note A-2 Holder)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
(Note A-3 Holder)

GOLDMAN SACHS BANK USA,
(Note A-4 Holder)

and

CPPIB CREDIT INVESTMENTS II INC.,

(Note B Holder)

(Grand Canal Shoppes)

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of July 3, 2019, between MORGAN STANLEY BANK, N.A., a national banking association, having an address at 1585 Broadway, New York, New York 10036 (“MSBNA”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 401 S. Tryon Street, 8th Floor, Charlotte, North Carolina 28202 (“WFBNA”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 383 Madison Avenue, 8th Floor, New York, New York 10179 (“JPMCB”), GOLDMAN SACHS BANK USA, a New York State chartered bank, having an address at 200 West Street, New York, New York 10282 (“GSB”) and CPPIB CREDIT INVESTMENTS II INC., a Canadian corporation with foreign jurisdiction (“CPPIB”), having an address at One Queen Street East, Suite 250, Toronto, Ontario M5C 2W5.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Mortgage Loan Agreement (as defined herein) MSBNA, WFBNA, JPMCB and GSB originated the mortgage loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrowers described on the Mortgage Loan Schedule (collectively, the “Mortgage Loan Borrower”). The Mortgage Loan is secured by certain first mortgages or deeds of trust lien (collectively, as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”); and

WHEREAS, pursuant to the Mortgage Loan Agreement, the Mortgage Loan Borrower has executed and delivered the following promissory notes (collectively, as amended, supplemented or modified, including any New Notes, the “Notes”) to the parties set forth below (and each defined term set forth below shall refer to such promissory note as it may be amended, supplemented or modified):

Note	Initial Noteholder	Original Principal Amount
“Note A-1-1”	MSBNA	$60,000,000
“Note A-1-2”	MSBNA	$50,000,000
“Note A-1-3”	MSBNA	$40,000,000
“Note A-1-4”	MSBNA	$40,000,000
“Note A-1-5”	MSBNA	$13,846,154
“Note A-1-6”	MSBNA	$10,000,000
“Note A-1-7”	MSBNA	$10,000,000
“Note A-1-8”	MSBNA	$10,000,000
“Note A-2-1”	WFBNA	$50,000,000
“Note A-2-2”	WFBNA	$50,000,000
“Note A-2-3”	WFBNA	$40,000,000
“Note A-2-4”	WFBNA	$25,000,000
“Note A-2-5”	WFBNA	$10,384,615
“Note A-3-1”	JPMCB	$50,000,000
“Note A-3-2”	JPMCB	$50,000,000

“Note A-3-3”	JPMCB	$40,000,000
“Note A-3-4”	JPMCB	$25,000,000
“Note A-3-5”	JPMCB	$10,384,615
“Note A-4-1”	GSB	$50,000,000
“Note A-4-2”	GSB	$50,000,000
“Note A-4-3”	GSB	$40,000,000
“Note A-4-4”	GSB	$25,000,000
“Note A-4-5”	GSB	$10,384,615
“Note B”	CPPIB	$215,000,000

WHEREAS, Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), WFBNA, JPMCB and GSB, in their respective capacities as initial holders of promissory notes designated note B-1, note B-2, note B-3 and note B-4, transferred such promissory notes to CPPIB pursuant to that certain Note Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), between MSMCH, WFBNA, JPMCB, GSB and CPPIB; and

WHEREAS, such notes B-1, B-2, B-3 and B-4 were subsequently consolidated by the Mortgage Loan Borrower in the form of a Consolidated, Amended and Restated Promissory Note B in favor of CPPIB in the original principal amount of $215,000,000; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall have the meaning assigned to such term in the Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all property protection advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Operating Advisor, Certificate Administrator or fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement; provided that the aggregate special servicing fee (or equivalent) (which fee is payable solely during the period that the Mortgage Loan is a Specially Mortgage Serviced Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the Mortgage Loan, the liquidation fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, and the workout fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing Agreement).

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term (or analogous term) used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at Morgan Stanley Mortgage Capital Holdings LLC, 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with a copy to Morgan Stanley Mortgage Capital Holdings LLC, 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Legal Compliance Division, and a copy by email to cmbs_notices@morganstanley.com), and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement Between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Servicing Agreement, provided such Appraisal states the “market value” of the subject property as defined in 12 C.F.R. § 225.62.1.

“Appraisal Reduction Amount” shall have the meaning assigned to such term (or analogous term), prior to Securitization, in the Model PSA, and after Securitization, in the Securitization Servicing Agreement.

“Appraisal Reduction Event” shall have the meaning assigned to such term (or analogous term), prior to Securitization, in the Model PSA, and after Securitization, in the Securitization Servicing Agreement.

“Asset Status Report” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering Note B as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of Note B).

“Certificate Administrator” shall mean the certificate administrator under the Securitization Servicing Agreement, if any.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” A “Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)       (1) the initial Note B Principal Balance, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to Note B in accordance with the terms of this Agreement and (z) without duplication, any Realized Principal Losses with respect to the Mortgaged Property (or portion thereof) or the Mortgage Loan that are allocated to Note B, plus (3) any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Appraisal Reduction Amount), plus (4) without duplication of any items set forth above in clause (1) through (3), Insurance and Condemnation

Proceeds that constitute collateral for the Mortgage Loan (whether paid or then payable by any insurance company or governmental authority, provided that, if not then paid, such amounts are payable to Lender pursuant to the terms of the Mortgage Loan Agreement for application to the Mortgage Loan or to pay the costs of restoring the Mortgaged Property) is less than

(b)       25% of the remainder of the (i) initial Note B Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Note B.

For purposes of determining whether a Control Appraisal Period is in effect, Appraisal Reduction Amounts and Realized Principal Losses shall be allocated to reduce first, the Principal Balance of Note B, and second, the Principal Balances of the Senior Notes (on a pro rata and pari passu basis), in each case up to the outstanding amount thereof.

“Controlling Class Representative” shall mean the “Directing Certificateholder” or other representative of the “Controlling Class” as each such term (or analogous term) is defined in the Servicing Agreement.

“Controlling Noteholder” shall mean as of any date of determination (i) the Note B Holder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Lead Securitization Noteholder; provided that at any time the Lead Securitization Noteholder is the Controlling Noteholder and the Lead Securitization Note is included in the Lead Securitization, references to the “Controlling Noteholder” herein shall mean the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” (or such other party designated under the terms of the Servicing Agreement to exercise the rights of the “Controlling Noteholder” hereunder), as and to the extent provided in the Servicing Agreement; provided, further, that if any Noteholder would be the Controlling Noteholder pursuant to the terms hereof but any interest in the Note of such Noteholder is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred with respect to such Noteholder. As of the Closing Date, the Controlling Noteholder is the Note B Holder.

“Controlling Noteholder Representative” shall mean, with respect to the Mortgage Loan, the representative appointed pursuant to Section 6(a).

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“DBRS” shall mean DBRS, Inc. and its successors in interest.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Defaulted Mortgage Loan” shall have the meaning assigned to the term “Defaulted Loan” (or analogous term) in the Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of (a) the aggregate Principal Balance of the Senior Notes, (b) accrued and unpaid interest thereon at the Note A Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date of purchase, (c) any other amounts due under the Mortgage Loan, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount, (f) (x) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Securitization Servicing Agreement with respect to the Mortgage Loan and (g) any Recovered Costs not reimbursed previously to a Senior Note pursuant to this Agreement. Notwithstanding the foregoing, if the Note B Holder is purchasing from the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (d) through (f) of this definition. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each Senior Note at the Note A Rate as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Note B Holder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Depositor” shall mean the Person selected by the Lead Securitization Noteholder to create the Securitization Trust.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” (or analogous term) as defined in the Mortgage Loan Documents.

“Final Recovery Determination” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Fitch” shall mean Fitch Ratings, Inc. and its successors in interest.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

“Holder” shall mean, with respect to any Note, the initial holder thereof, together with its successors and assigns.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement.

“Initial Agent” shall mean Morgan Stanley Mortgage Capital Holdings LLC.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Interest Rate” shall have the meaning assigned to such term or any one or more analogous terms in the Mortgage Loan Documents.

“Interim Servicing Agreement” shall mean that certain interim servicing agreement between MSBNA, as owner, and Wells Fargo Bank, National Association, as servicer, dated as of May 13, 2011.

“Interested Person” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds Note B as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Securitization” shall mean the Securitization of Note A-1-1 in a Securitization Trust to be designated by the Note A-1-1 Holder.

“Lead Securitization Note” shall mean Note A-1-1.

“Lead Securitization Noteholder” shall mean the Note A-1-1 Holder.

“Lead Securitization Servicing Agreement” shall mean the Servicing Agreement for the Lead Securitization.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lender” shall have the meaning assigned to such term (or analogous term) in the Mortgage Loan Agreement.

“Liquidation Proceeds” shall have the meaning assigned to such term or any one or more analogous terms in the Servicing Agreement.

“Major Decisions” shall mean:

(i)       any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property by deed-in-lieu or otherwise) of the ownership of one or more properties securing the Mortgage Loan if it comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of, or consent to any deferral of compliance with, any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs or the material modification or termination of cash management or lockbox arrangements) of the Mortgage Loan, or any extension of the maturity date of the Mortgage Loan;

(iii)       following a default or an event of default with respect to the Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial, bankruptcy or otherwise, under the related Mortgage Loan Documents or seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower;

(iv)       any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property for less than the applicable Purchase Price (as defined in the Securitization Servicing Agreement);

(v)       any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Securitization Servicing Agreement) located at the Mortgaged Property or an REO Property;

(vi)       any direct or indirect transfer of the Mortgaged Property (or any interest therein), any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent or determination with respect to any of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or of any direct or indirect interest in the Mortgage Loan Borrower or change in control of the Mortgage Loan Borrower;

(viii)       any incurrence of additional debt by the Mortgage Loan Borrower or any mezzanine financing by any direct or indirect legal or beneficial owner of the Mortgage Loan Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)       any material modification, waiver or amendment of, or any material consent granted or withheld in connection with, or the execution of, an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(x)       any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager and/or terminating, modifying or entering into any property management agreement (in each case, if the Lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)       releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required to be released pursuant to the specific terms of the Mortgage Loan Documents and for which there is no lender discretion;

(xii)       any release of the Mortgage Loan Borrower or guarantor or other obligor from liability under any of the Mortgage Loan Documents (including acceptance of an assumption agreement) and the addition of a new guarantor, or any consent or determination with respect to any of the foregoing, other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(xiii)       any determination of an Acceptable Insurance Default;

(xiv)       the approval of or voting on any plan of reorganization, restructuring or similar plan or other material action or decision in the bankruptcy of the Mortgage Loan Borrower;

(xv)       any material modification, waiver or amendment of any guaranty or environmental indemnity related to the Mortgage Loan;

(xvi)       any approval of any property insurance settlements or award in connection with a taking related to the Mortgaged Property or the approval of a determination to apply such insurance proceeds or award to the repayment of the Mortgage Loan rather than to the restoration of the Mortgaged Property, other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion; or

(xvii)       any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer based on a determination that (A) a default (other than an Acceptable Insurance Default) is reasonably foreseeable, (B) such default will materially impair the value of the Mortgaged Property as security for the Mortgage Loan and (C) the default is likely to continue unremedied;

(xviii)       any material modification or waiver of the insurance requirements set forth in the Mortgage Loan Documents;

(xix)       any material modification or waiver of any special purpose entity requirements set forth in the Mortgage Loan Documents; or

(xx)       any material modification of, or material waiver of any provision of, the COREA or any Ground Lease (as such terms are defined in the Mortgage Loan Agreement);

provided, that after the Securitization Date, during a Control Appraisal Period, “Major Decisions” shall have the meaning given to such term in the Securitization Servicing Agreement.

“Master Servicer” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Model PSA” shall mean the pooling and servicing agreement for the Morgan Stanley Capital I Trust 2018-H4 transaction, dated as of December 1, 2018, between Morgan

Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment Date” shall mean the Payment Date (as such term (or analogous term) is defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors in interest.

“Morningstar”: Morningstar Credit Ratings, LLC and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean that certain loan agreement, dated as of June 3, 2019, between the Mortgage Loan Borrower, as borrower, and MSBNA, WFBNA, JPMCB and GSB, as Lenders, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall have the same meaning as is given to the term “Loan Documents” (or analogous term) in the Mortgage Loan Agreement, as any of such Loan Documents may be amended from time to time in accordance with this Agreement.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Note A Rate and the Note B Rate, weighted based on the Principal Balances of the Notes.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Note A Rate” shall mean the Note A Rate minus the Servicing Fee Rate applicable to each Senior Note.

“Net Note B Rate” shall mean the Note B Rate minus the Servicing Fee Rate applicable to Note B.

“Non-Controlling Note” shall mean, with respect to a Non-Controlling Noteholder, the Note held by such Non-Controlling Noteholder.

“Non-Controlling Noteholder” shall mean each Noteholder other than the Controlling Noteholder.

“Non-Controlling Pari Passu Note” shall mean any Senior Note other than Note A-1-1.

“Non-Controlling Pari Passu Noteholder” shall mean the Holder of a Non-Controlling Pari Passu Note, provided that with respect to the related Non-Controlling Note held by such Holder, at any time such Non-Controlling Note is included in a Securitization other than the Lead Securitization, references to the “Non-Controlling Pari Passu Noteholder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement (or such other party designated under the terms of the related Non-Lead Securitization Servicing Agreement to exercise the rights of the “Non-Controlling Pari Passu Noteholder” hereunder), as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice. The Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of a “Non-Controlling Pari Passu Noteholder” herein or under the Securitization Servicing Agreement and (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 38, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf) (such party, the “Non-Controlling Pari Passu Noteholder Representative”); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Pari Passu Noteholder Representative with respect to such Non-Controlling Note for all purposes of this Agreement.

Prior to Securitization of any Non-Lead Securitization Note by the related Non-Lead Securitization Noteholder (including any New Notes), all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder or Non-Controlling Pari Passu Noteholder pursuant to this Agreement or the Securitization Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to each Non-Controlling Pari Passu Noteholder Representative and, when so delivered to each Non-Controlling Pari Passu Noteholder Representative, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer

acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Securitization Servicing Agreement. Following Securitization of any Non-Lead Securitization Note by the related Non-Lead Securitization Noteholder, all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder or Non-Controlling Pari Passu Noteholder pursuant to this Agreement or the Securitization Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Securitization Servicing Agreement.

“Non-Controlling Pari Passu Noteholder Representative” shall have the meaning assigned to such term in the definition of “Non-Controlling Pari Passu Noteholder”.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the applicable Holder to make such payments free of any obligation or liability for withholding.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the master servicer under a Non-Lead Securitization.

“Non-Lead Securitization” shall mean any Securitization of a Non-Lead Securitization Note.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean any Senior Note not included in the Lead Securitization.

“Non-Lead Securitization Noteholder” shall mean the Holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean the servicing agreement for the related Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Non-Controlling Noteholder” is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean the special servicer under a Non-Lead Securitization.

“Non-Lead Trustee” shall mean the trustee under a Non-Lead Securitization.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Note” shall have the meaning assigned to such term in the recitals.

“Note A Default Rate” shall mean a rate per annum equal to the Note A Rate plus the Note Default Interest Spread.

“Note A Rate” shall mean the Note A Rate set forth on the Mortgage Loan Schedule.

“Note A Relative Spread” shall mean the ratio of the Note A Rate to the Mortgage Loan Rate.

“Note A-1” shall mean Note A-1-1, Note A-1-2, Note A-1-3, Note A-1-4, Note A-1-5, Note A-1-6 and Note A-1-7 and Note A-1-8, collectively.

“Note A-1-1,” “Note A-1-2,” “Note A-1-3,” “Note A-1-4,” “Note A-1-5,” “Note A-1-6,” “Note A-1-7” and “Note A-1-8” shall each have the meaning assigned to such term in the recitals.

“Note A-2” shall mean Note A-2-1, Note A-2-2, Note A-2-3, Note A-2-4 and Note A-2-5, collectively.

“Note A-2-1,” “Note A-2-2,” “Note A-2-3,” “Note A-2-4” and “Note A-2-5” shall each have the meaning assigned to such term in the recitals.

“Note A-3” shall mean Note A-3-1, Note A-3-2, Note A-3-3, Note A-3-4 and Note A-3-5, collectively.

“Note A-3-1,” “Note A-3-2,” “Note A-3-3,” “Note A-3-4” and “Note A-3-5” shall each have the meaning assigned to such term in the recitals.

“Note A-4” shall mean Note A-4-1, Note A-4-2, Note A-4-3, Note A-4-4 and Note A-4-5, collectively.

“Note A-4-1,” “Note A-4-2,” “Note A-4-3,” “Note A-4-4” and “Note A-4-5” shall each have the meaning assigned to such term in the recitals.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B Default Rate” shall mean a rate per annum equal to the Note B Rate plus the Note Default Interest Spread.

“Note B Rate” shall mean the Note B Rate set forth on the Mortgage Loan Schedule.

“Note B Relative Spread” shall mean the ratio of the Note B Rate to the Mortgage Loan Rate.

“Note Default Interest Spread” shall mean a rate per annum equal to the difference between the Note Default Rate and the Mortgage Loan Rate.

“Note Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate (as defined in the Mortgage Loan Agreement), or (b) the greater of (i) three percent (3%) above the Mortgage Loan Rate and (ii) the Prime Rate (as defined in the Mortgage Loan Agreement) plus one percent (1%).

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean the Note A Rate or the Note B Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Noteholder” shall mean any Holder of a Note.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Operating Advisor” shall mean the operating advisor under the Securitization Servicing Agreement, if any.

“Penalty Charges” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Percentage Interest” shall mean, with respect to any Holder of a Note, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Note, and the denominator of which is the Principal Balance of the Mortgage Loan.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean, at any time of determination (i) with respect to any Note, the initial Principal Balance thereof set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Holder thereof or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable; and (ii) with respect to the Mortgage Loan, the sum of the Principal Balances of the Notes.

“Pro rata and Pari Passu Basis” shall mean with respect to each Senior Note and the related Noteholders (or, to the extent specified herein, a subset of the Senior Notes or the related Noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount among such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its pro rata amount (calculated in proportion to the Principal Balance of such Note, relative to the aggregate Principal Balance of the applicable Senior Notes, or otherwise in proportion to the amount due to the holder of the subject Senior Note, relative to the aggregate amount due to holders of all of the applicable Senior Notes) of such particular payment, collection, cost, expense, liability or other amount.

“Purchase Agreement” shall have the meaning assigned to such term in the recitals.

“Qualified Institutional Lender” shall mean each of the Noteholders, MSBNA, WFBNA, JPMCB, GSB, CPPIB and any other U.S. Person that is:

(a)       an entity Controlled (as defined below) by, under common Control with or that Controls any of the Noteholders, or

(b)       one or more of the following:

(i)       a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)       an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)       a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of, any or all of its Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of a Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(v) of this definition, or

(iv)       an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) a Noteholder (B) a person that is otherwise a Qualified Institutional Lender under clause (b)(i), (b)(ii) or (b)(v) (with respect to an institution substantially similar to the entities referred to in clause (b)(i) or (b)(ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)       an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (ii), (iii)(A), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect to commercial real estate) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (b)(iv) (B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(c)       any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS, (e) KBRA and (f) Morningstar; provided, that if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the applicable depositor to rate the securities issued in connection with the related Securitization shall constitute a “Rating Agency” hereunder; provided, further, that, at any time during which a Note is an asset of one or more Securitizations, “Rating

Agencies” shall mean only those rating agencies that are engaged by the applicable depositors to rate the securities issued in connection with the Securitizations of the securitized Notes.

“Rating Agency Confirmation”: shall mean, (i) prior to a Securitization, reasonable consent of the Lead Securitization Noteholder, and (ii) after a Securitization, the meaning given thereto or any analogous term in the Servicing Agreement, including any deemed Rating Agency Confirmation.

“Realized Principal Loss” shall mean any reduction in the Mortgage Loan Principal Balance that does not result in an accompanying payment of principal to any of the Noteholders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the Mortgage Loan Principal Balance in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Servicer pursuant to the terms of the Securitization Servicing Agreement and this Agreement; or (ii) a reduction in the Mortgage Loan Rate in connection with a bankruptcy or similar proceeding involving the Mortgage Loan Borrower or a modification or amendment of the Mortgage Loan agreed to by the Servicer in accordance with the terms of the Securitization Servicing Agreement and this Agreement, that as a result of the application of Section 5, results in the application of principal to pay interest to one or more Noteholders (each such Realized Principal Loss described in this clause (ii) shall be deemed to have been incurred on the Monthly Payment Date for each affected scheduled payment of principal and/or interest).

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Relative Spread” shall mean Note A Relative Spread or Note B Relative Spread, as the context may require.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” shall, (i) prior to Securitization, mean the Mortgaged Property or any portion thereof that is acquired by the Agent (on behalf of all of the Noteholders subject to the terms of this Agreement), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, and (ii) after Securitization, have the meaning assigned to such term (or analogous term) in the Securitization Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer appears on the S&P Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, (1) such special servicer confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction-level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s, and (2) Moody’s has not cited servicing concerns with respect to such special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by such special servicer prior to the time of determination; (iv) in the case of Morningstar, such special servicer has a ranking by Morningstar equal to or higher than “MOR CS3”, provided that if Morningstar has not issued a ranking with respect to such special servicer, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by another Rating Agency within the twelve (12) month period prior to the date of determination, and Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities; (v) in the case of KBRA, (1) such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by KBRA within the twelve (12) month period prior to the date of determination that has not been downgraded or caused the withdrawal of the then current rating on any class of commercial mortgage securities or placement of any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities, as the sole or a material reason for such downgrade or withdrawal (or placement on watch) or (2) such special servicer has not acted as special servicer in a commercial mortgage loan securitization that was rated by KBRA in such twelve (12) month period but has received a RatingAgency Confirmation from KBRA; and (vi) in the case of DBRS, such special servicer is currently acting as special servicer in a CMBS transaction rated by DBRS (as to which CMBS transaction there are outstanding CMBS rated by DBRS) and has not been cited by DBRS as having servicing concerns that are the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securitization” shall mean one or more sales by a Senior Noteholder of all or a portion of its Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the Lead Securitization Note or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean a pooling and servicing agreement, substantially in the form of the Model PSA, to be entered into in connection with the Lead Securitization, between (a) the Trustee, (b) the Person who serves as master servicer from and after the Securitization Date, (c) the Person which serves as special servicer from and after the Securitization Date, (d) the Person who services as operating advisor from and after the Securitization Date and (e) the Depositor, and any other additional Persons that may be party to such pooling and servicing agreement; provided it is acknowledged that such agreement is subject in all respects to changes (i) required by the Code relating to the tax elections of the related Lead Securitization Trust, (ii) required by law or changes in any law, rule or regulation and (iii) requested by the Rating Agencies or any purchaser of subordinate certificates. The Servicing Standard in the Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Noteholder (taking into account that Note B is junior to the Senior Notes).

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which all or a portion of a Senior Note is held.

“Senior Note” shall mean any Note other than Note B.

“Senior Noteholder” shall mean the Holder of any Senior Note.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, that unless the Servicer under the Servicing Agreement has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event (i) shall no longer exist to the extent it has been cured (including any cure payment made by the Controlling Noteholder in accordance with Section 11) and (ii) shall be deemed not to exist so long as the Note B Holder is exercising its cure rights under Section 11.

“Servicer” shall mean (i) prior to the Securitization Date, Wells Fargo Bank, National Association and (ii) from and after the Securitization Date, the Master Servicer or the Special Servicer, as the context may require.

“Servicer Remittance Date” shall (i) with respect to each Senior Note, have the meaning assigned to the term “Master Servicer Remittance Date” (or analogous term) in the

Servicing Agreement and (ii) with respect to Note B, mean the second Business Day after the applicable Monthly Payment Date; provided, that if any delinquent payments are received by the Servicer after the related Monthly Payment Date, the Servicer Remittance Date with respect to Note B shall mean the second Business Day after the date of receipt.

“Servicing Agreement” shall mean, with respect to the Mortgage Loan, prior to the Securitization Date, the Interim Servicing Agreement, and, from and after the Securitization Date, the Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement; provided that such rate shall not exceed 0.5%.

“Servicing Standard” shall have the meaning assigned to such term in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Special Servicer” shall have the meaning assigned to such term (or analogous term) in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall have the meaning assigned to the term “Specially Serviced Loan” (or analogous term) in the Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(g).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(g).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean the bank or trust company as may be selected by the Depositor and approved by the Rating Agencies to act as trustee for the related Securitization, and shall include any fiscal agent and/or paying agent appointed for such Securitization.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or any Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

Section 2.                Servicing.

(a)                Each Noteholder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced prior to the Securitization Date pursuant to the Interim Servicing Agreement and from and after the Securitization Date (except as otherwise set forth in Section 2(f)), pursuant to the Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Non-Lead Securitization Notes or Note B (and any related Non-Lead Master Servicer shall be required to advance monthly payments of principal and interest on the applicable Non-Lead Securitization Note pursuant to the terms of the Non-Lead Securitization Servicing Agreement) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Securitization Servicing Agreement. The Note B Holder acknowledges that each other Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that, subject to Section 40 hereof, it will reasonably cooperate with such other Holder, at such other Holder’s sole cost and expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Special Servicer and the Trustee under the Securitization Servicing Agreement by the Depositor and agrees to reasonably cooperate with and consent to the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Securitization Servicing Agreement. Each Noteholder hereby appoints the Master Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Securitization Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder or limit the Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder.

(b)               [Reserved]

(c)                The Securitization Servicing Agreement shall, unless otherwise agreed to by the Controlling Noteholder, contain (i) servicing and reporting provisions (including the Asset Status Report for all Major Decisions) substantially similar in all material respects to the servicing provisions of the Model PSA and (ii) a Servicing Standard substantially similar in all material respects to the servicing standard in the Model PSA. In no event may the Securitization Servicing Agreement change the interest allocable to, or the amount of any payments due to, the Controlling Noteholder or increase the Controlling Noteholder’s obligations or decrease the Controlling Noteholder’s rights, remedies or protections hereunder, in each case, except to a de minimis extent, including by reason of changes made from the Model PSA.

(d)               The Securitization Servicing Agreement shall contain provisions to the effect that:

(i)                 if a servicer termination event under the Securitization Servicing Agreement has occurred (A) with respect to the Master Servicer under the Securitization Servicing Agreement that affects a Noteholder or any class of commercial mortgage securities backed by a Note or a participation interest in a Note, and the Master Servicer is not otherwise terminated under the Securitization Servicing Agreement, then the Note B Holder or its designees (if the Note B Holder is the Controlling Noteholder) shall be entitled to direct the Trustee to appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with any Securitization;

(ii)               any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders on the “master servicer remittance date” under the Securitization Servicing Agreement;

(iii)             the Note B Holder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, any information relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as the Note B Holder may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or the Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Lead Securitization Trust, including but not limited to standard CREFC® reports and Asset Status Reports, provided that if an interest in Note B is held by, or the Note B Holder is, the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, then the Note B Holder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy;

(iv)             in the event the Special Servicer elects to offer to sell the Senior Notes or related REO Property following the Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall provide notice to the Note B Holder of such election, together with any bid package that the Special Servicer makes available in connection with such offer to sell;

(v)               each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Securitization Servicing Agreement and may directly enforce such rights;

(vi)             the liquidation fee rate with respect to the Mortgage Loan shall equal the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 1.0%, provided that no liquidation fee will be less than $25,000;

(vii)           the workout fee rate with respect to the Mortgage Loan shall equal the lesser of (a) such rate as would result in a workout fee of $1,000,000 and (b) 1.0%, provided that no workout fee will be less than $25,000;

(viii)         the primary servicing fee rate with respect to the Mortgage Loan shall in no event be greater than 0.0025% per annum;

(ix)             the Securitization Servicing Agreement may not be amended without the consent of each Non-Lead Securitization Noteholder and Note B Holder whose rights thereunder would be adversely affected in any material respect by such amendment;

(x)               the Special Servicer appointed by the Note B Holder shall be named as the Special Servicer for the Mortgage Loan under the Securitization Servicing Agreement as of the closing of the Lead Securitization, as long as such Special Servicer satisfies the requirements of the Securitization Servicing Agreement;

(xi)             any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Securitization Servicing Agreement shall also require delivery of a Rating Agency Confirmation under each Non-Lead Securitization Servicing Agreement;

(xii)           the definition of “Appraisal” (or analogous term) therein shall provide that any appraisal or appraised value used to determine the Appraisal Reduction Amount with respect to the Mortgage Loan shall also satisfy the requirements for an “Appraisal” as defined herein; and

(xiii)         in the event of any conflict between the Securitization Servicing Agreement and this Agreement, this Agreement shall control; provided, that in no event shall the Servicer take any action or omit to take any action in accordance with this Agreement that would cause it to violate the Servicing Standard or the REMIC Provisions.

(e)                Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)                At any time after the Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Securitization Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are, in substance, the same as, or more favorable to the Note B Holder as, those in the Securitization Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, that if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement; provided, further, that until a replacement servicing agreement has been entered into, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Securitization Servicing Agreement as if such agreement were still in full force and effect with respect to the Mortgage Loan; provided, further, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by the Lead Securitization Noteholder and does not have to be performed by the service providers set forth under the Securitization Servicing Agreement.

(g)               Each Non-Lead Securitization Noteholder agrees that, if the related Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                 the Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)               each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify such Indemnified Party in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by each Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the custodial account established for the Mortgage Loan that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse such Indemnified Party for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iii)             the Non-Lead Master Servicer will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, the Operating Advisor and the Note B Holder (i) promptly following the Securitization of the Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the Non-Lead Master Servicer, the special servicer and the party designated to exercise the rights of the “Non-Controlling Pari Passu Noteholder” under this Agreement), accompanied by a certified copy of the executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Pari Passu Noteholder” under this Agreement (together with the relevant contact information); and

(iv)             the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)               The Servicing Agreement shall provide that compensating interest payments as defined therein with respect to the Senior Notes will be allocated by the Master Servicer among such Notes, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of the Non-Lead Securitization Note to the Non-Lead Securitization Noteholder.

(i)                 Each Non-Lead Securitization Noteholder shall give each of the parties to the Securitization Servicing Agreement (that is not also a party to the related Non-Lead Securitization Servicing Agreement) and the Note B Holder notice of the Non-Lead Securitization in writing (which may be by e-mail) promptly after the related Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Noteholder shall send a copy of the related Non-Lead

Securitization Servicing Agreement to each of the parties to the Securitization Servicing Agreement and the Note B Holder.

Section 3.       Subordination of Note B; Payments Prior to a Sequential Pay Event. Note B and the right of the Note B Holder to receive payments of interest, principal and other amounts with respect to Note B shall at all times be junior, subject and subordinate to the Senior Notes and the right of each Senior Noteholder to receive payments of interest, principal and other amounts with respect to the Senior Notes as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer in accordance with the Servicing Standard, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or REO Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be applied by the Lead Securitization Note Holder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)       first, to the Senior Noteholders, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate Principal Balance of the Senior Notes at the Net Note A Rate;

(b)       second, (i) to the Senior Noteholders on a Pro rata and Pari Passu Basis in an amount equal to the product of (A) the sum of the Percentage Interests of the Senior Notes, multiplied by (B) the sum of the principal payments received, if any, with respect to such Monthly Payment Date, until their respective Principal Balances have been reduced to zero and (ii) with respect to any Insurance and Condemnation Proceeds payable as principal to the Noteholders pursuant to this Section 3, 100% of such Insurance and Condemnation Proceeds shall be distributed to the Senior Noteholders, on a Pro rata and Pari Passu Basis until their Principal Balances have been reduced to zero;

(c)       third, to the Senior Noteholders that have paid any unreimbursed costs and expenses, on a Pro rata and Pari Passu Basis up to the amount of such unreimbursed costs and expenses paid by such Noteholders including any Recovered Costs not previously reimbursed to such Noteholders (or paid or advanced by any Servicer on any such Noteholder’s behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)               fourth, to the Senior Noteholders on a Pro rata and Pari Passu Basis, in an aggregate amount equal to the product of (i) the sum of the Percentage Interests of the Senior Notes, multiplied by (ii) the Note A Relative Spread, multiplied by (iii) any Prepayment Premium paid by the Mortgage Loan Borrower;

(e)                fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), such excess amount shall be paid to the Senior Noteholders, on a Pro rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Senior Noteholders in accordance with the terms of Section 5, plus interest on such amount at the Note A Net Rate;

(f)                sixth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate,

(g)               seventh, (i) to the Note B Holder in an amount equal to the Note B Percentage Interest of principal payments received, if any, with respect to such Monthly Payment Date, until the Note B Principal Balance has been reduced to zero; and (ii) with respect to any Insurance and Condemnation Proceeds payable as principal to the Noteholders pursuant to this Section 3, the portion of such Insurance and Condemnation Proceeds remaining after distribution to the Senior Noteholders pursuant to Section 3(b)(ii) above shall be distributed to the Note B Holder until the Note B Principal Balance has been reduced to zero;

(h)               eighth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note, multiplied by (ii) the Note B Relative Spread, multiplied by (iii) any Prepayment Premium paid by the Mortgage Loan Borrower;

(i)                 ninth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such amounts;

(j)                 tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i), such excess amount shall be paid to the Note B Holder in an amount up to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Note B Holder in accordance with the terms of Section 5, plus interest on such amount at the related Note B Rate;

(k)               eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Noteholders, pro rata based on their respective Percentage Interests; and

(l)                 twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial Percentage Interests.

Section 4.                Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event, as determined by the applicable Servicer in accordance with the Servicing Standard and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or REO Property or amounts realized as proceeds thereof (including without limitation amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of monthly payments, any operating income from or any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be applied by the Lead Securitization Note Holder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)                first, to the Senior Noteholders, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate Principal Balance of the Senior Notes at the Net Note A Rate;

(b)               second, to the Senior Noteholders, pro rata based on their respective outstanding Principal Balances, until their respective Principal Balances have been reduced to zero;

(c)                third, to the Senior Noteholders that have paid any unreimbursed costs and expenses, on a Pro rata and Pari Passu Basis up to the amount of such unreimbursed costs and expenses paid by such Noteholders including any Recovered Costs not previously reimbursed to such Noteholders (or paid or advanced by any Servicer on any such Noteholder’s behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)               fourth, to the Senior Noteholders on a Pro rata and Pari Passu Basis, in an aggregate amount equal to the product of (i) the sum of the Percentage Interests of the Senior Notes, multiplied by (ii) the Note A Relative Spread, multiplied by (iii) any Prepayment Premium paid by the Mortgage Loan Borrower;

(e)                fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), such excess amount shall be paid to the Senior Noteholders, on a Pro rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Senior Noteholders in accordance with the terms of Section 5, plus interest on such amount at the Note A Net Rate;

(f)                sixth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Net Note B Rate,

(g)               seventh, to the Note B Holder, until the Note B Principal Balance has been reduced to zero;

(h)               eighth, to the Note B Holder in an amount equal to the product of (i) the Percentage Interest of such Note, multiplied by (ii) the Note B Relative Spread, multiplied by (iii) any Prepayment Premium paid by the Mortgage Loan Borrower;

(i)                 ninth, to the extent the Note B Holder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Note B Holder for all such amounts;

(j)                 tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i), such excess amount shall be paid to the Note B Holder in an amount up to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Note B Holder in accordance with the terms of Section 5, plus interest on such amount at the related Note B Rate;

(k)               eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Noteholders, pro rata based on their respective Percentage Interests; and

(l)                 twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial Percentage Interests.

Penalty Charges paid on the Senior Notes pursuant to Section 3 or Section 4 hereunder, shall be allocated to each Senior Noteholder on a Pro rata and Pari Passu Basis and applied first, to reduce, on a pro rata basis, the amounts payable on the Senior Notes by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Securitization Servicing Agreement, second, to reduce, on a pro rata basis, the respective amounts payable on Senior Notes by the amount necessary to pay the Master Servicer, Trustee, Non-Lead

Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Notes by such party (if and as specified in the Securitization Servicing Agreement or any Non-Lead Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amounts payable on the Senior Notes by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Securitization Servicing Agreement) and finally, in the case of the remaining amount of Penalty Charges allocable pursuant to Section 3 or Section 4 hereunder, to be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Securitization Servicing Agreement.

Section 5.                Administration of the Mortgage Loan.

(a)                Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement and consistent with the Servicing Standard, the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below), each Noteholder (other than the Lead Securitization Noteholder) agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Noteholder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to any other Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Subject to Section 11 and Section 12 hereof, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, each Senior Noteholder (other than the Lead Securitization Noteholder) hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell the Senior Notes as notes evidencing one whole A note in accordance with the terms of the Servicing Agreement. In connection with any such sale, the Special Servicer shall sell the Senior Notes in the manner set forth in the Servicing Agreement and shall require that all offers be submitted to the Trustee in writing. Whether any cash offer from an Interested Person constitutes a fair price for the Senior Notes shall be determined by the Trustee; provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received represents a fair price for the Senior Notes, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal. The Trustee shall select the appraiser conducting any such new Appraisal. In determining whether any such offer constitutes a fair price for the Senior Notes, the Trustee shall instruct the appraiser to take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to the Servicing Agreement), as applicable, among other factors, the period and amount of any delinquency on the affected Senior Notes, the occupancy level and physical condition of the Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Holders in connection with making such determination. Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) shall not be permitted to sell any Non-Controlling Pari Passu Note as described above without the written consent of the related Non-Controlling Pari Passu Noteholder (provided that such consent is not required of any Non-Controlling Pari Passu Noteholder that is the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party) unless the Special Servicer has delivered to such Non-Controlling Pari Passu Noteholder: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Senior Notes; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by such Non-Controlling Pari Passu Noteholder that are material to the price of the Senior Notes and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale; provided, that any Non-Controlling Pari Passu Noteholder may waive any of the delivery or timing requirements set forth in this sentence that are applicable to it. Subject to the terms of the Servicing Agreement, each of the Controlling Noteholder, the Controlling Class Representative, each Non-Controlling Noteholder (or any controlling class representative or directing holder on its behalf under a related Non-Lead Securitization Servicing Agreement) shall be permitted to bid at any sale of the Senior Notes unless such Person is the Mortgage Loan Borrower, a Mortgage Loan Borrower Related Party or an agent of any of the foregoing.

Each Senior Noteholder (other than the Lead Securitization Noteholder) hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note. Each such Senior Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, such Senior Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Note endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

The authority of the Lead Securitization Noteholder to sell the Senior Notes, and the obligations of each other Senior Noteholder to execute and deliver instruments or deliver the related Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which Lead Securitization Note is repurchased by the initial Lead Securitization Noteholder (or the related Securitization mortgage loan seller) from the trust fund established under the Lead Securitization Agreement in connection with a material breach of representation or warranty made by the such Noteholder with respect to the Lead Securitization Note or in connection with a material document defect with respect to the documents delivered by the such Noteholder with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Senior Noteholder the benefit of any representation or warranty made by the initial Lead Securitization Noteholder (or the related Securitization mortgage loan seller) or any document delivery obligation imposed on the such Noteholder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Noteholder in connection with the Lead Securitization.

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of the Servicing Agreement (except to the extent otherwise provided in this Agreement). The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement and the Servicing Standard, including without limitation, the rights of the Note B Holder set forth in Section 5(f) below. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case in accordance with the terms of this Agreement and the Servicing Agreement and subject to the Servicing Standard. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of all of the Noteholders as a collective whole (it being understood that the interest of the Note B Holder is a junior Note interest, subject to the terms and conditions of this Agreement), and any Non-Lead Securitization Noteholder or Note B Holder who is not the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Controlling Noteholder Representative to exercise their respective rights specifically set forth under this Agreement.

(c)                Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 5(f) and 6), if the Lead Securitization Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof in accordance with the terms of this Agreement and such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on the Mortgage Loan are reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Senior Noteholders pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Senior Notes remaining the same as they are on the date hereof, and Note B shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (up to the amount otherwise due on Note B). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5(f) and 6), in the case of any modification or amendment described above, the Lead Securitization Noteholder will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of Note B to the Senior Notes with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Percentage Interests of the Senior Notes and to reduce the Note B Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Note A Rate and the Note B Rate, as applicable, in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)               All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicers on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement.

(e)                If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes the Lead Securitization Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne solely by the Senior Noteholders on a pro rata and pari passu basis, and the Note B Holder shall bear no portion of such costs or expenses.

Anything herein or in the Securitization Servicing Agreement to the contrary notwithstanding, in the event that a Senior Note is included in a REMIC and any other Senior Note is not, neither the Holder of such other Senior Note nor the Note B Holder shall be required to reimburse the Noteholder that deposited its respective Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to such other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)                If any consent, modification, amendment, determination or waiver under or other action in respect of the Mortgage Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed (a “Major Decision Request”), the Servicer shall send prompt notice to the Controlling Noteholder that it is in receipt of a Major Decision Request, and at least ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, 20 days) prior to the Servicer taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the Special Servicer shall receive the written consent of the Controlling Noteholder (or its Controlling Noteholder Representative) before implementing a decision with respect to such Major Decision.

If the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Controlling Noteholder Representative) with respect to such Major Decision within five (5) Business Days (or, in the case of an Acceptable Insurance Default, ten (10) Business Days) after delivery of the notice of a proposed Major Decision, the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of such proposed Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS (OR, IN THE CASE OF AN ACCEPTABLE INSURANCE DEFAULT, TEN (10) BUSINESS DAYS) OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION” and if the Controlling Noteholder (or its Controlling Noteholder Representative) fails to respond to the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days (or, in the case of an Acceptable Insurance Default, ten (10) Business Days) after receipt of such second notice, the Controlling Noteholder (or its Controlling Noteholder Representative), as applicable, shall have no further consent rights with respect to the specific action proposed in such notice.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Lead Securitization Noteholder (or Servicer acting on its behalf) may take actions with respect to the Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Lead Securitization Noteholder (or Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders (as a collective whole, but taking into account that Note B is subordinate to the Senior Notes), and the Lead Securitization Noteholder (or Servicer acting on its behalf) has made a reasonable effort to contact the Controlling Noteholder (or its Controlling Noteholder Representative). The foregoing shall not relieve the Lead Securitization Noteholder of its duties to comply with this Agreement (and shall not relieve the Servicer from its duties to comply with the Servicing Standard) .

Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Controlling Noteholder Representative) that would require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of the Lead Securitization Noteholder’s (or the Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to provide copies to each Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder pursuant to the Securitization Servicing Agreement with respect to any Major Decisions within the same time frame such notice, information and report is required to be provided to the Controlling Noteholder (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Noteholder under the Securitization Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event (as each such term is defined in the Securitization Servicing Agreement)), and (ii) the Special Servicer will be required to consult with each Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, each Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by each Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Controlling Noteholder, whether or not such Non-Controlling Noteholder has responded within such ten (10) Business Day period.

The Controlling Noteholder shall be entitled to avoid (or terminate) a Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the Special Servicer’s receipt of any third party Appraisal (or update thereof) that indicates such Control Appraisal Period has occurred (which Appraisal the Special Servicer will be required to deliver to the Controlling

Noteholder within two (2) Business Days of receipt by the Special Servicer of such third party Appraisal, together with the Special Servicer’s calculation of the Appraisal Reduction Amount applicable to Note B)): (i) such Controlling Noteholder shall have delivered as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Senior Noteholders in such collateral (a) cash collateral for the benefit of, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Senior Noteholders (or the Servicer on their behalf) as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which would cause the applicable Control Appraisal Period not to occur pursuant to the definition of “Control Appraisal Period”. If the requirements of this paragraph are satisfied by the Controlling Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the Controlling Noteholder shall renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the Controlling Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the Controlling Noteholder shall be required to replace such letter of credit with other Threshold Event Collateral within thirty (30) days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring pursuant to the definition of “Control Appraisal Period”; or (ii) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Controlling Noteholder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any Realized Principal Loss pursuant to Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Principal Balance of the Mortgage Loan, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(g)               The Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to the terms of, this Agreement and (1) prior to Securitization, the Model PSA and (2) after the Securitization, the Securitization Servicing Agreement.

Section 6.                Appointment of Controlling Noteholder Representative.

(a)                The Controlling Noteholder shall have the right at any time to appoint a representative to exercise its rights hereunder (the “Controlling Noteholder Representative”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Noteholder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Controlling Noteholder Representative. The Controlling Noteholder Representative may be any Person (other than the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party), including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party. No such Controlling Noteholder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Controlling Noteholder Representative acting on behalf of the Controlling Noteholder, and the Lead Securitization Noteholder (and any Servicer) will accept such actions of the Controlling Noteholder Representative as actions of the Controlling Noteholder. The Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as a Controlling Noteholder Representative until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Controlling Noteholder Representative is not the same Person as the Controlling Noteholder, the Controlling Noteholder Representative provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses).

(b)               Neither the Controlling Noteholder Representative nor the Controlling Noteholder will have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement (including the granting or refusal to grant any consent hereunder), or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Controlling Noteholder Representative and any Controlling Noteholder (whether acting in place of the Controlling Noteholder Representative when no Controlling Noteholder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to such Controlling

Noteholder hereunder) may take or refrain from taking actions (including granting or refusing to grant any consent hereunder) that favor the interests of one Noteholder over any other Noteholder, and that the Controlling Noteholder Representative may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Noteholder Representative or such Controlling Noteholder, as the case may be, agree to take no action against the Controlling Noteholder Representative, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Noteholder Representative nor such Controlling Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)                The Note B Holder acknowledges and agrees that if the Lead Securitization Noteholder is the Controlling Noteholder, all of the aforementioned rights and obligations of the Controlling Noteholder and the Controlling Noteholder Representative set forth in Section 5(f) and 5(g) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.                Special Servicer. The Controlling Noteholder (or its Controlling Noteholder Representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint the Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Controlling Noteholder Representative) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior notice to the Special Servicer (provided, that none of the Controlling Noteholder, the Controlling Noteholder Representative or the Note B Holder shall be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination will not be effective unless and until (A) each Rating Agency delivers Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized and such Rating Agency Confirmation is required under the Securitization Servicing Agreement); (B) the successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to the Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. Prior to the Securitization, if the Mortgage Loan becomes a Specially Serviced Mortgage Loan, and if not later than thirty (30) days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan the Controlling Noteholder (or its Controlling Noteholder Representative) elects to replace the Special Servicer, then, provided the Controlling Noteholder is the Note B Holder, each Noteholder hereby agrees that no liquidation fees or workout fees shall be payable to the Special Servicer being replaced, unless such Special Servicer shall have either successfully completed a workout or a liquidation under the circumstances described in the Securitization Servicing Agreement, in which case such fees shall be payable as provided herein and in the Securitization Servicing Agreement.

Section 8.                Payment Procedure.

(a)                The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or the custodial account established for the Mortgage Loan pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall establish a segregated sub-account for amounts due to each Noteholder. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall (i) deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Mortgage Loan Borrower and (ii) remit from the applicable account for deposit or credit on each Servicer Remittance Date all payments of any kind received with respect to and allocable to each Note, by wire transfer to accounts maintained by each Holder and designated to the Servicer in writing.

(b)               If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to another Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to the Holder of such Note and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to the Mortgage Loan Borrower, the applicable other Noteholder, Servicer or other Person with respect thereto.

(c)                If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to the Note B Holder before the Lead Securitization Holder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such Holder, such Holder will, at the Lead Securitization Holder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)               Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Holder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement, and such excess shall be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any other Noteholder with respect to the Mortgage Loan against any future payments due to such Noteholder under the Mortgage Loan, provided, that the Noteholders’ obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

The Note B Holder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the Note B Holder in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, that the Servicer must in all events act in accordance with the Servicing Standard and otherwise comply with the terms of this Agreement.

The Note B Holder acknowledges that, subject to the terms and conditions hereof, each Senior Noteholder (other than the Lead Securitization Noteholder) and any Non-Lead Servicer may exercise, or omit to exercise, any rights that it may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Note B Holder and that any such party shall have no liability whatsoever to the Note B Holder in connection with its exercise of rights or its omission to exercise such rights other than as described above; provided, that a Non-Lead Servicer must act in accordance with the servicing standard under the related Non-Lead Securitization Servicing Agreement.

Each Senior Noteholder acknowledges that, subject to the terms and conditions hereof, the Note B Holder may exercise, or omit to exercise, any rights that such Holder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Senior Noteholder and that the Note B Holder shall have no liability whatsoever to such Senior Noteholder in connection with such Note B Holder’s exercise of rights or any omission by such Note B Holder to exercise such rights; provided, that the Note B Holder shall not be protected against any liability to a Senior Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.            Bankruptcy. Subject to the provisions of Section 5(f) hereof, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Noteholders hereby appoint the Lead Securitization Noteholder as their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Noteholders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder but subject to the provisions of Section 5(f), such Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Cure Rights of Controlling Noteholder.

(a)                Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any monetary payment on the Mortgage Loan by the end of the any grace period (the “Grace Period”), if applicable, for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide written notice to the Controlling Noteholder and the Controlling Noteholder Representative of such default (the “Monetary Default Notice”). The Controlling Noteholder shall have the right, but not the obligation, to cure such Monetary Default within five (5) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement in boldface font that the Controlling Noteholder’s or the Controlling Noteholder Representative’s failure to cure such Monetary Default within five (5) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. At the time a payment is made to cure a Monetary Default, the Controlling Noteholder shall pay or reimburse the Lead Securitization Noteholder for all unreimbursed Advances (whether or not recoverable with respect to the Senior Notes, including principal and interest advances made with respect to Senior Notes under any Non-Lead Securitization Servicing Agreement), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. The Controlling Noteholder shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by any Noteholder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by the Controlling Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)               Notwithstanding anything to the contrary contained in Section 11(a), the Note B Holder shall be limited to a combined total of ten (10) cures of Monetary Defaults, no more than six (6) of which may occur within any consecutive 12-month period. Additional Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)                No action taken by the Note B Holder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents, and the Senior Noteholders’ rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Note B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Note B Holder shall be subrogated to any Senior Noteholder’s rights to any payment owing to such Noteholder for which the Note B Holder makes a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until ninety-one (91) days after the Note is paid in full.

(d)               If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall provide notice of such Non-Monetary Default to the Controlling Noteholder (or the Controlling Noteholder Representative) of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Controlling Noteholder shall have the right, but not the obligation, to cure such Non-Monetary Default until the later of (a) the same period of time as the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by the Controlling Noteholder of the Non-Monetary Default Notice, and (b) thirty (30) days from the date of such Non-Monetary Default; provided, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Controlling Noteholder, the Controlling Noteholder shall be given an additional period of time as is reasonably necessary to enable the Controlling Noteholder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Controlling Noteholder diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Controlling Noteholder makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding and during such period of time that the Controlling Noteholder has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”) an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure. The Non-Monetary Default Notice shall contain a statement in boldface font that the Controlling Noteholder’s or the Controlling Noteholder Representative’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. The Controlling Noteholder shall not contact the Mortgage Loan Borrower in order to effect any cures under Sections 11(a) or this 11(d) without the prior written consent of the Lead Securitization Noteholder.

Section 12.            Purchase of Senior Notes By Note B Holder. The Note B Holder shall have the right, by written notice to the Senior Noteholders (a “Noteholder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, the Senior Notes in whole but not in part at the Defaulted Mortgage Loan Purchase Price. For avoidance of doubt, if the Note B Holder elects to exercise its right to purchase a Note pursuant to this Section 12, it must purchase all the Senior Notes. Following the delivery of the Noteholder Purchase Notice to the Senior Noteholders, the Senior Noteholders shall sell (and the Note B Holder shall purchase) the Senior Notes at the Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) selected by the Note B Holder that is reasonably acceptable to the Senior Noteholders (it being agreed that Note B Holder may not select a date earlier than seven (7) Business Days after or later than forty-five (45) days after the date of the Noteholder Purchase Notice). If the Note B Holder fails to consummate such purchase on the Defaulted Note Purchase Date (other than by reason of the default of a Senior Noteholder) the Note B Holder’s right to purchase the Senior Notes shall terminate. The Note B Holder agrees that all out-of-pocket costs and expenses related to the purchase of the Senior Notes shall be paid by the Note B Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Securitization Noteholder (or the Servicer on its behalf) five (5) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Noteholders. Concurrently with the payment to the Senior Noteholders in immediately available funds of the Defaulted Mortgage Loan Purchase Price, each Senior Noteholder will execute at the sole cost and expense of the Note B Holder in favor of the Note B Holder assignment documentation which will assign the Senior Notes and the Mortgage Loan Documents without recourse, representations or warranties (except each Senior Noteholder will represent and warrant that it has good and marketable title to, was the sole owner and holder of, and had power and authority to deliver, its Note and its entire undivided Percentage Interest in the Mortgage Loan and in the Mortgage Loan Documents, free and clear of all liens and encumbrances (other than the interest created by Note B)). The right of the Note B Holder to purchase the Senior Notes shall automatically terminate upon a foreclosure sale, sale by power of sale or, delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder shall give the

Note B Holder fifteen (15) days’ prior written notice of its intent to consummate any such foreclosure, sale by power of sale or deed in lieu of foreclosure). In connection with any sale pursuant to this Section 12, each Senior Noteholder shall (i) execute and deliver assignment documentation and endorsements in customary form, which shall be consistent with the provisions of this Section 12 and (ii) deliver to Note B Holder all original Mortgage Loan Documents and related materials in their possession (or the possession of the Servicer). Any sale pursuant to this Section 12 shall be on a “servicing released” basis.

Section 13.            Representations and Understandings of the Note B Holder.

The Note B Holder represents, and specifically understands and agrees, that it is acquiring its Note for its own account in the ordinary course of its business and that each Senior Noteholder shall otherwise have no liability or responsibility to the Note B Holder except as expressly provided herein or for actions that are taken or omitted to be taken by any Senior Noteholder that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Note B Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon such Holder, and that this Agreement is the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Note B Holder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Note B Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Holder, (b) to such Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Holder have been obtained or made and (c) to such Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement. The Note B Holder acknowledges that the Senior Noteholders do not owe such Holder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with such Holder with respect to any action taken by a Senior Noteholder in connection with the Mortgage Loan. The Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under such Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior noteholder, mortgagee or loan participant the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.            Representations of the Senior Noteholders.

Each of the Senior Noteholders represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Noteholder’s charter or any law or contractual restriction binding upon such Noteholder, and that this Agreement is the legal, valid and binding obligation of such Noteholder enforceable against it in accordance with its terms. Each of the Senior Noteholders represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each of the Senior Noteholders represents and warrants that (a) this Agreement has been duly executed and delivered by such Noteholder, (b) to its actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Noteholder have been obtained or made and (c) to such Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against it, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.            Independent Analysis of the Note B Holder.

The Note B Holder acknowledges that it has, independently and without reliance upon any Senior Noteholder, except with respect to the representations and warranties provided by the Senior Noteholders herein or in the Purchase Agreement, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase Note B, and the Note B Holder accepts responsibility therefor. The Note B Holder hereby acknowledges that, other than the representations and warranties provided herein or in the Purchase Agreement, the Senior Noteholders have made no representations or warranties with respect to the Mortgage Loan and that the Senior Noteholders shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Senior Noteholders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Noteholder assumes all risk of loss in connection with its Note except as specifically set forth herein.

Section 16.            No Creation of a Partnership or Exclusive Purchase Right.

Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. No Noteholder shall have any obligation whatsoever to offer any other Noteholder the opportunity to purchase an interest in any future loans originated by such Noteholder or its Affiliates and if any Noteholder chooses to offer to any other Noteholder the opportunity to purchase an interest in any future loans originated by such Noteholder or its Affiliates, such offer shall be at such purchase price and interest rate as such Noteholder chooses, in its sole and absolute discretion. No Noteholder shall have any obligation whatsoever to purchase from any other Noteholder any interest in any future loans originated by such Noteholder or its Affiliates.

Section 17.            Not a Security. None of the Notes shall be deemed to be a security within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 18.            Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any direct or indirect parent or Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any Affiliate thereof or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower or any Affiliate thereof (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.            Sale of the Notes.

(a)                The Note B Holder agrees that it will not Transfer all or any portion of Note B except that the Note B Holder shall have the right to Transfer its respective Note, or any portion thereof (i) to a Qualified Institutional Lender, provided, that promptly after the Transfer, (x) each Senior Noteholder is provided with a representation from the transferee or such Note B Holder certifying that such transferee is a Qualified Institutional Lender and a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause Note B to be held by more than five Persons or (ii) to an entity that is not a Qualified Institutional Lender if the Note B Holder obtains (1) prior to a Securitization, the consent of the Lead Securitization Noteholder and (2) after a Securitization, Rating Agency Confirmation (and for avoidance of doubt, no consent of the Lead Securitization Noteholder shall be required after a Securitization); provided that in each of case (1) and (2), (x) promptly after the Transfer the Lead Securitization Noteholder is provided with a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause Note B to be held by more than five Persons. If Note B is held by more than one Person at any time, the holders of a majority of the Note B Principal Balance shall immediately appoint a representative to exercise all rights of the Note B Holder hereunder in accordance with Section 6(a). Notwithstanding the foregoing, without each Senior Noteholder’s prior consent, which in each case may be withheld in the sole discretion of the applicable Senior Noteholder, the Note B Holder shall not Transfer all or any portion of Note B to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The Note B Holder agrees it will pay the expenses of the Lead Securitization Noteholder (including all expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer.

(b)               Notwithstanding the foregoing, the Note B Holder shall have the right, without the need to obtain the consent of the Senior Noteholders or any other Person and without the need to obtain Rating Agency Confirmation, to Transfer 49% or less (in the aggregate) of its interest in Note B to any Person provided that any such Transfer shall be made in accordance with this Section 19; provided further, that the Note B Holder shall not Transfer all or any portion of Note B to the Mortgage Loan Borrower or to a Mortgage Loan Borrower Related Party without the consent of the Senior Noteholders (which consent may require Rating Agency Confirmation) and any Transfer without such consent shall be void ab initio, absolutely null and void, and shall vest no rights in the purported transferee. All Transfers under Section 19(a) and (b) shall be made upon written notice to the Senior Noteholders not later than the date of such Transfer and each transferee shall (i) assume all or a ratable portion, as the case may be, of the obligations of the Note B Holder hereunder with respect to Note B from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by the Note B Holder of Note B solely as security for a loan to the Note B Holder made by a third-party lender whereby the Note B Holder remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of the Note B Holder by foreclosure or otherwise, such third-party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the Note B Holder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement. Upon the consummation of a Transfer of all or any portion of Note B in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to Note B (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in Note B as described in clause (c) below). In connection with any such permitted Transfer of all or any portion of Note B and for all purposes of this Agreement, the Senior Noteholders need only recognize the Note B Holder (or, if Note B is held by more than one entity, the related Controlling Noteholder Representative) for purposes of notices, consents and other communications between any Senior Noteholder and the Note B Holder, and the Note B Holder (or, if Note B is held by more than one entity, the related Controlling Noteholder Representative) shall be the only Person authorized hereunder to exercise any rights of the Note B Holder under this Agreement; provided, the majority holder of Note B may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of the Note B Holder hereunder by delivering written notice thereof to the Senior Noteholders, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)                In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholder and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholders a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, that upon the occurrence of a Control Appraisal Period, the aforesaid delegation of rights shall terminate and be of no further force and effect.

(d)               Each Senior Noteholder, shall have the right to Transfer all or any portion of its Senior Note without the prior consent of any other Noteholder (i) prior to an Event of Default, to any party other than the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party and (ii) after an Event of Default, provided the Note B Holder is not the Controlling Noteholder, to any party, including the Mortgage Loan Borrower and any Mortgage Loan Borrower Related Party, provided that any such sale to the Mortgage Loan Borrower or any Mortgage Loan Borrower Related Party is in accordance with the terms and conditions in the Lead Securitization Servicing Agreement; provided, further, that following any Transfer of such Senior Note, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with Mortgage Loan Borrower. For the avoidance of doubt, no Senior Noteholder (nor any Servicer on their behalf) shall have any right to Transfer or cause the Transfer of Note B. Each Senior Noteholder shall not Transfer more than 49% (in the aggregate) of its beneficial interest in its Note unless (1) prior to a Securitization of any Senior Note, the other Holders have consented to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this Agreement, (2) after a Securitization of any Senior Note, a Rating Agency Confirmation has been received with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this Agreement, (3) such Transfer is to a Qualified Institutional Lender or (4) such Transfer of a Senior Note is in connection with a sale by a securitization trust; provided that if such Transfer is a Transfer of the Lead Securitization Note, such Transfer is to a Qualified Institutional Lender. Any such transferee (except in the case of Transfers that are made in connection with a Securitization) hereby assumes the obligations of the transferring Holder hereunder and agrees to be bound by the terms and provisions of this Agreement and the Servicing Agreement and remakes each of the representations and warranties contained herein for the benefit of the other Holders. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, without each non-transferring Holder’s prior consent and, if any non-transferring Holder’s Note is in a Securitization, without a Rating Agency Confirmation, no Holder shall Transfer all or any portion of its Note to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. None of the provisions of this Section 19(d) shall apply in the case of a sale of the Senior Notes together in accordance with the terms and conditions of the Lead Securitization Servicing Agreement.

(e)                Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any Person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to Securitization, the consent of each other Noteholder and (b) after Securitization, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other

Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)                Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)        The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)       The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) is a Qualified Institutional Lender;

(iii)      Such Noteholder pledges (or sells, transfers or assigns as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)      The Conduit Credit Enhancer and the Conduit agrees that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)       Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.            Registration of Transfer. In connection with any Transfer of a Note (or any portion thereof), excluding any transfer to a Pledgee unless and until it realizes on its Pledge), a transferee shall (unless this Agreement is amended and restated and the transferee executes an amended and restated agreement) execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Securitization Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Master Servicer shall automatically become and be the Agent.

Section 21.            Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register.

Section 22.            Statement of Intent. The Agent and each Noteholder intend that the Notes be classified and maintained as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.            No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, the Note B Holder shall not have any interest in any property taken as security for any Mortgage Loan, provided, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.            Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Securitization Servicing Agreement, (ii) entered into pursuant to Section 38 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 27.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder.

Section 28.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.            Withholding Taxes.

(a)                If a Senior Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Note B Holder with respect to the Mortgage Loan as a result of the Note B Holder constituting a Non-Exempt Person, the Lead Securitization Noteholder (or the Servicer on its behalf) shall be entitled to do so with respect to the Note B Holder’s interest in such payment (all withheld amounts being deemed paid to the Note B Holder), provided that the Lead Securitization Noteholder (or the Servicer on its behalf) shall furnish such Note B Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note B Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Note B Holder is subject to tax.

(b)               The Note B Holder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to such Note B Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note B Holder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to the Note B Holder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Note B Holder shall, upon request of the Lead Securitization Noteholder at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel reasonably approved by the Lead Noteholder.

(c)                The Note B Holder represents to the Senior Noteholders that as of the date hereof it is not (and, if Note B is transferred, the transferee represents that as of the date of such transfer it is not) a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. If Note B Holder hereafter becomes a Non-Exempt Person, it shall give prompt written notice thereof to the Lead Securitization Noteholder or Servicer, as applicable. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, such Note B Holder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence reasonably satisfactory to the Lead Securitization Noteholder substantiating whether such Note B Holder is a Non-Exempt Person and whether the Lead Securitization Noteholder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Note B Holder (or, if the Note B Holder is disregarded for U.S. federal income tax purposes, the owner of the Note B Holder) is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if the Note B Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for U.S. federal income tax purposes as derived in whole or part from sources within the United States, the Note B Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN, or Form W-8BEN-E, or applicable successor forms, as may be required from time to time, duly executed by the Note B Holder, as evidence of the Note B Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to the Note B Holder in respect of Note B or otherwise until such Note B Holder shall have furnished to the Lead Securitization Noteholder requested forms, certificates, statements or documents as provided herein.

Section 33.            Custody of Mortgage Loan Documents. Prior to the Securitization Date, the originals of all of the Mortgage Loan Documents (other than the Notes, which will be held by the related Noteholders) will be held by the Initial Agent (or an agent of the Initial Agent) on behalf of the registered holders of the Notes. After the Securitization Date, the originals of all of the Mortgage Loan Documents (other than any Non-Lead Securitization Notes and Note B) will be transferred to the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder).

Section 34.            Notices. All notices required hereunder shall be given by (i)  facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (ii) reputable overnight delivery service (charges prepaid) or (iii) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Controlling Noteholder Representative), or by the Controlling Noteholder (or its Controlling Noteholder Representative) to the Lead Securitization Noteholder (or the Servicer on its behalf), shall also be delivered by the applicable party to each

Non-Lead Securitization Noteholder and, at any time that the Note B Holder is not the Controlling Holder, to the Note B Holder.

Section 35.            Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 36.            Certain Matters Affecting the Agent.

(a)                The Noteholders hereby appoint the Agent to act on their behalf under the Mortgage Loan Documents, and the Agent hereby agrees to so act on behalf of the Noteholders, subject to the terms and conditions of this Agreement;

(b)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)                The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)                The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)                The Agent shall not be bound to make any investigation into the facts or matters stated in any assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)               The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 37.            Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 37, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. MSMCH, as Initial Agent, may transfer its rights and obligations to the Master Servicer, as successor Agent, at any time without the consent of any Noteholder. MSMCH, as Initial Agent, shall promptly and diligently attempt to cause the Master Servicer to act as successor Agent, and, if the Master Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of the Master Servicer, as Master Servicer under the Servicing Agreement, shall be deemed a termination or resignation of the Master Servicer as Agent under this Agreement.

Section 38.            Resizing. The Note B Holder agrees that if, in connection with a Securitization, any Senior Noteholder determines that it is advantageous to resize its Senior Note by causing the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of such Senior Note to such New Notes, the Note B Holder shall cooperate with such Senior Noteholder to effect such resizing at such Senior Noteholder’s expense, as applicable; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of the related Senior Note immediately prior to the creation of the New Notes, (ii) such New Notes are pari passu with each other, (iii) the weighted average interest rate of all outstanding New Notes following the creation thereof is the same as the interest rate of the related Senior Note immediately prior to the creation of the New Notes, and (iv) no such resizing shall (a) change the interest allocable to, or the amount of any payments due to, the Note B Holder, or priority of such payments, or (b) increase the Note B Holder’s obligations or decrease the Note B Holder’s rights, remedies or protections. In connection with the resizing of a Senior Note, the related Senior Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion. Any cap on a Senior Noteholder’s obligation to pay the Note B Holder’s expenses pursuant to Section 40 of this Agreement shall not apply to the Note B Holder’s expenses in connection with a resizing pursuant to this Section 38 or any Securitization of a resized Senior Note.

Section 39.            Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 40.            Cooperation in Securitization.

(a)                Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of a Senior Noteholder, the Note B Holder shall use reasonable efforts, at such Senior Noteholder’s expense, to satisfy, and to cooperate with such Senior Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such Senior Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with such Senior Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, that either in connection with the Securitization or otherwise at any time prior to the Securitization, the Note B Holder shall not be required to modify or amend this

Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments, such Holder or (ii) increase such Holder’s obligations or decrease such Holder’s rights, remedies or protections. In connection with the Securitization, the Note B Holder agrees to provide the identity of such Holder and the Controlling Noteholder Representative for inclusion in any disclosure document relating to the related Securitization as the applicable Senior Noteholder reasonably determines to be necessary or appropriate. The Note B Holder covenants and agrees that (at the applicable Senior Noteholder’s expense) it shall use reasonable efforts to cooperate with the requests of each Rating Agency and such Senior Noteholder in connection with the Securitization, as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to it in any Securitization document. The Note B Holder acknowledges that the information provided by it to the applicable Senior Noteholder may be incorporated into the offering documents for a Securitization. The Senior Noteholders and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, the Note B Holder.

(b)               The applicable Senior Noteholder may, at its election (and, in the case of the Securitization Servicing Agreement, shall) deliver to the Note B Holder drafts of the preliminary and final Securitization offering memoranda, prospectus, preliminary prospectus and any other disclosure documents and the Securitization Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. The Note B Holder may, at its election, review and comment thereon insofar as it relates to Note B, such Holder, and/or this Agreement, and, if such Holder elects to review and comment, such Holder shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, three (3) Business Days after receipt thereof and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if such Holder fails to respond within such time, such Holder shall be deemed to have elected to not comment thereon. In the event of any disagreement between the Note B Holder with respect to the preliminary and final offering memoranda, prospectus supplement, free writing prospectus or any other disclosure documents the Senior Noteholder’s determination shall control. The Note B Holder has no obligation with respect to, and such Holder shall have no liability with respect to, any such offering documents other than the accuracy of any comments it elects to make regarding itself. The applicable Senior Noteholder shall reimburse the Note B Holder for any reasonable, out-of-pocket costs and expenses (including reasonable attorneys’ fees) actually incurred by such Holder in connection with such Holder’s review of or commenting on the documents referred to above.

(c)                Notwithstanding anything herein to the contrary, the Senior Noteholders acknowledge and agree that (i) the Note B Holder shall not be required to incur any out-of-pocket expenses in connection with a Securitization of a Senior Note and (ii) the Note B Holder shall not be required to disclose any confidential or proprietary information or any of the beneficial owners of the managed account on behalf of which it is holding Note B; provided that the Note B Holder acknowledges that the identities of the Note B Holder and the Controlling Noteholder Representative are not considered confidential or proprietary information.

(d)               The Senior Noteholders have advised the Note B Holder that no Senior Noteholder expects to receive any consideration from the sale of the primary servicing rights with respect to Note B in connection with the Lead Securitization. In the event any such consideration is received in connection with the consummation of the Lead Securitization, any Senior Noteholder receiving such consideration shall cause such amount to be remitted, promptly upon receipt thereof, to the related Noteholder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

MORGAN STANLEY BANK, N.A., as Note A-1 Holder

By:	/s/ George Kok
Name: George Kok
Title: Authorized Representative

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, as Initial Agent

By:	/s/ Daniel Ho
Name: Daniel Ho
Title: Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note A-2 Holder

By:	/s/ Jeffrey L. Cirillo
Name: Jeffrey L. Cirillo
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Note A-3 Holder

By:	/s/ illegible
Name:
Title:

GOLDMAN SACHS BANK USA, as Note A-4 Holder

By:
Name:
Title:

[Grand Canal Shoppes Intercreditor Agrrement]

CPPIB CREDIT INVESTMENTS II INC., as Note B Holder

By:	/s/ Geoffrey Souter
Name: Geoffrey Souter
Title: Authorized Signatory

By:	/s/ Christopher Moad
Name: Christopher Moad
Title: Authorized Signatory

[Grand Canal Shoppes Intercreditor Agrrement]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan Agreement:	Loan Agreement, dated as of June 3, 2019 between MSBNA, WFBNA, JPMCB and GSB, collectively, as lender (together with their respective successors and assigns “Lender”), the borrowers identified below (each, a “Borrower” and collectively and together with permitted successors and assigns, the “Borrowers”), as borrower.
Borrowers:	1. Grand Canal Shops II, LLC, a Delaware limited liability company 2. The Shoppes at the Palazzo, LLC, a Delaware limited liability company
Date of the Mortgage Loan:	June 3, 2019
Date of each Senior Note:	June 3, 2019
Date of Note B:	June 3, 2019
Principal Amount of Mortgage Loan:	$975,000,000
Location of Mortgaged Property:	The Shoppes at Grand Canal, 3377 S Las Vegas Blvd, Las Vegas, Nevada
Maturity Date:	Monthly Payment Date in July 2029

B.       Description of Note Interests:

Note A-1-1 Principal Balance:	$60,000,000
Note A-1-2 Principal Balance:	$50,000,000
Note A-1-3 Principal Balance:	$40,000,000
Note A-1-4 Principal Balance:	$40,000,000
Note A-1-5 Principal Balance:	$13,846,154
Note A-1-6 Principal Balance:	$10,000,000
Note A-1-7 Principal Balance:	$10,000,000

Note A-1-8 Principal Balance:	$10,000,000
Note A-2-1 Principal Balance:	$50,000,000
Note A-2-2 Principal Balance:	$50,000,000
Note A-2-3 Principal Balance:	$40,000,000
Note A-2-4 Principal Balance:	$25,000,000
Note A-2-5 Principal Balance:	$10,384,615
Note A-3-1 Principal Balance:	$50,000,000
Note A-3-2 Principal Balance:	$50,000,000
Note A-3-3 Principal Balance:	$40,000,000
Note A-3-4 Principal Balance:	$25,000,000
Note A-3-5 Principal Balance:	$10,384,615
Note A-4-1 Principal Balance:	$50,000,000
Note A-4-2 Principal Balance:	$50,000,000
Note A-4-3 Principal Balance:	$40,000,000
Note A-4-4 Principal Balance:	$25,000,000
Note A-4-5 Principal Balance:	$10,384,615
Note B Principal Balance:	$215,000,000
Note A-1-1 Percentage Interest:	6.15%
Note A-1-2 Percentage Interest:	5.13%
Note A-1-3 Percentage Interest:	4.10%
Note A-1-4 Percentage Interest:	4.10%
Note A-1-5 Percentage Interest:	1.42%
Note A-1-6 Percentage Interest:	1.03%
Note A-1-7 Percentage Interest:	1.03%
Note A-1-8 Percentage Interest:	1.03%
Note A-2-1 Percentage Interest:	5.13%
Note A-2-2 Percentage Interest:	5.13%
Note A-2-3 Percentage Interest:	4.10%
Note A-2-4 Percentage Interest:	2.56%
Note A-2-5 Percentage Interest:	1.07%
Note A-3-1 Percentage Interest:	5.13%

Note A-3-2 Percentage Interest:	5.13%
Note A-3-3 Percentage Interest:	4.10%
Note A-3-4 Percentage Interest:	2.56%
Note A-3-5 Percentage Interest:	1.07%
Note A-4-1 Percentage Interest:	5.13%
Note A-4-2 Percentage Interest:	5.13%
Note A-4-3 Percentage Interest:	4.10%
Note A-4-4 Percentage Interest:	2.56%
Note A-4-5 Percentage Interest:	1.07%
Note B Percentage Interest:	22.05%
Note A Rate:	3.7408%
Note B Rate:	6.2500%

EXHIBIT B

Note A-1 Holder:

Morgan Stanley Bank, N.A.

1585 Broadway

New York, New York 10036

Attention: Jane Lam

with a copy to:

Morgan Stanley Bank, N.A.

1633 Broadway, 29th Floor

New York, New York 10019

Attention: Legal Compliance Division

and a copy by email to:

cmbs_notices@morganstanley.com

Note A-2 Holder:

Wells Fargo Commercial Mortgage Servicing

401 S. Tryon Street, 8th Floor

Charlotte, North Carolina 28202

Facsimile No.: 704-715-0034

Note A-3 Holder:

JPMorgan Chase Bank, National Association

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, National Association

4 New York Plaza, 21st Floor

New York, New York 10004-213

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

Note A-4 Holder:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention: Brian Bolton

Email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com

and

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Lisa Pauquette, Esq.

Facsimile No.: (212) 504-6666

E-mail: lisa.pauquette@cwt.com

Note B Holder:

CPPIB CREDIT INVESTMENTS II INC.

One Queen Street East, Suite 250

Toronto, Ontario M5C 2W5

Attention: Geoff Souter

Facsimile No.: (416) 868-5046

gsouter@cppib.com

Attention: Umang Patel

Facsimile No.: (416) 868-5046

upatel@cppib.com

With a copy to:

Arnold & Porter

250 West 55th Street

New York, New York 10019

Attention: Steven Gliatta, Esq.

Facsimile No.: (212) 836-6448

steve.gliatta@arnoldporter.com

Attention: Louis J. Hait, Esq.

Facsimile No.: (212) 836-6770

louis.hait@arnoldporter.com

With a copy to:

Situs

4665 Southwest Freeway
Houston TX 77027
Attention: Robert Elson
Robert.elson@situs.com

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	iStar Financial Inc.
3.	Capital Trust
4.	Archon Capital, L.P.
5.	Whitehall Street Real Estate Fund, L.P.
6.	The Blackstone Group
7.	Normandy Real Estate Partners
8.	Dune Real Estate Partners
9.	AllianceBernstein
10.	Rockwood
11.	RREEF Funds
12.	Hudson Advisors
13.	Artemis Real Estate Partners
14.	Apollo Real Estate Advisors
15.	Colony Capital, Inc.
16.	Praedium Group
17.	Fortress Investment Group, LLC
18.	Lonestar Opportunity Funds
19.	Clarion Partners
20.	Walton Street Capital, LLC
21.	Starwood Financial Trust
22.	BlackRock, Inc.
23.	Eightfold Real Estate Capital, L.P.
24.	KKR Real Estate Manager Finance LLC
25.	Rialto Capital Management, LLC
26.	Rialto Capital Advisors, LLC

C-1